UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2019 (May 29, 2019)
Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(713) 629-6600
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	MRO	New York Stock Exchange
Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In March, 2019, our board of directors approved the Marathon Oil Corporation 2019 Incentive Compensation Plan (the “2019 Plan”), subject to stockholder approval. As noted below, our stockholders approved the 2019 Plan at our annual meeting of stockholders held on May 29, 2019. The 2019 Plan became effective upon stockholder approval.
The 2019 Plan provides for the granting of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, stock awards, restricted stock awards, other stock-based awards, restricted stock units, dividend equivalent rights, cash awards, and performance awards to our employees, officers and directors. Up to a maximum of 27,900,000 shares of our common stock are available for issuance under the 2019 Plan.
Our Board will designate one or more committees of directors to determine the types of awards made under the 2019 Plan and to designate the award recipients. Consistent with past practice, we anticipate that the Compensation Committee will oversee administration of the 2019 Plan with respect to awards made to employees, and the Corporate Governance and Nominating Committee will oversee administration of the 2019 Plan with respect to awards made to non-employee directors. The applicable committee has full and exclusive power to administer and interpret the 2019 Plan and may adopt guidelines for administering the 2019 Plan as it deems necessary or proper.
The foregoing description of the 2019 Plan is qualified in its entirety by reference to the full text of the 2019 Plan, which is incorporated herein by reference to Appendix A to our Definitive Proxy Statement on Schedule 14A, filed on April 12, 2019.
Item 5.07. Submission of Matters to a Vote of Security Holders.
Marathon Oil Corporation's Annual Meeting of Stockholders was held on May 29, 2019. In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934. Following are the voting results on the matters voted upon at the meeting, all of which are described more fully in our 2019 Proxy Statement.
1. Each of our directors was elected for a term expiring in 2020.

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Gregory H. Boyce	600,881,379	9,618,060	603,659	99,162,074
Chadwick C. Deaton	588,365,266	22,114,157	623,675	99,162,074
Marcela E. Donadio	606,883,157	3,652,950	566,991	99,162,074
Jason B. Few	606,242,870	4,245,007	615,221	99,162,074
Douglas L. Foshee	604,970,045	5,497,600	635,453	99,162,074
M. Elise Hyland	607,958,298	2,561,069	583,731	99,162,074
Lee M. Tillman	591,091,899	18,392,241	1,618,958	99,162,074
J. Kent Wells	606,349,295	4,119,623	634,180	99,162,074
2. PricewaterhouseCoopers LLP was ratified as our independent registered public accounting firm for 2019.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
677,911,143	31,380,084	973,945
3. The compensation of our named executive officers was approved, on an advisory basis.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
573,847,000	36,806,431	1,449,667	99,162,074
4. The Marathon Oil Corporation 2019 Incentive Compensation Plan was approved.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
577,818,549	32,102,826	1,181,723	99,162,074

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

May 30, 2019	By:	/s/ Gary E. Wilson
Name: Gary E. Wilson
Title: Vice President, Controller and Chief Accounting Officer